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                                                                      EXHIBIT 16


                               November 16, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We have read the statements made by Genfinity Corporation (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of the Form 8-K, as part of the Company's report dated November 16, 2000. We agree with the statements concerning our Firm in such 8-K.

                                        Very truly yours,

                                        /s/ GIFFORD, HILLEGASS & INGWERSEN, P.C.

                                        GIFFORD, HILLEGASS & INGWERSEN, P.C.